AXA EQUITABLE LIFE INSURANCE COMPANY

GUARANTEED MINIMUM INCOME BENEFIT RIDER [I – Asset Allocation]

with Guaranteed Withdrawal Benefit for Life Conversion Benefit

This Rider is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. There are new definitions in this Rider which are introduced below. In this Rider, “we”, “our” and “us” mean AXA Equitable Life Insurance Company, “you” and “your” mean the Owner and “Rider” means this Rider. Subject to the terms and conditions of this Rider, you will receive a Guaranteed Minimum Income Benefit (GMIB) with this flexible premium fixed and variable deferred Annuity Contract as described below.

The Effective Date of this Rider is your Contract Date.

This Rider’s Guaranteed Benefit

The purpose of the GMIB provided under this Rider is to provide security through a stream of lifetime periodic payments to you. This Rider will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Owner meets the qualifications specified in the Termination Provision of this Rider (Section3.03). This Rider converts to a Guaranteed Withdrawal Benefit for Life (GWBL) Rider under certain conditions as described in Section 1.05. Terms and Conditions of GMIB and GWBL are described in Parts I and II of this Rider, respectively.

The guaranteed lifetime income benefit amount is derived from a benefit base as described in Section 1.02C of this Rider. The GMIB Benefit Base is used solely to calculate the GMIB described in this Rider, and its charge, and does not provide a Cash Value or any minimum account value or any death benefit and cannot be withdrawn.

Withdrawals under the Contract will cause an adjustment to your GMIB Benefit Base as described in Section 1.02C of this Rider. The adjustment may be greater than the amount withdrawn. [The GMIB Benefit Base will be reduced by any applicable withdrawal charge remaining on the Transaction Date that the Owner exercises the GMIB. The amount of the charge is a withdrawal that will reduce the GMIB Benefit Base. When GMIB is exercised on the last GMIB Exercise Date, or within [30] days following the last GMIB Exercise Date, withdrawal charges are not applicable. ]

Your last GMIB Exercise Date is the Contract Date Anniversary following your [85th] birthday. You have several options on how you may proceed with this Rider on that date as described in Section 1.05. You will have [30 days] from the Last GMIB Exercise Date to make such an election. Unless you elect otherwise, on this date, this Rider will automatically convert to a Guaranteed Withdrawal Benefit for Life (GWBL) Rider.

If the Cost of this Rider increases as described in Section 3.02 of this Rider, (i) you may elect to exercise GMIB, prior to the expiration of any waiting period as described in Section 1.03A, or (ii) if such Rider Charge increase occurs after the GWBL Conversion Effective Date described in Part II of this Rider, you may exercise GWBL as described in Section 3.01.

[The terms and conditions of a spouse’s right to continue this Contract upon the death of the Owner of this Contract (“Spousal Continuation”) are described in the Endorsement Applicable to [Non-Qualified] Contracts.]

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RIDER PART I –GMIB Rider

1.01	Guaranteed Minimum Income Benefit

Subject to the terms and conditions of this Rider, you will receive the Guaranteed Minimum Income Benefit (GMIB) as described below. The GMIB is derived from a benefit base as described in Section 1.02(A) of this Rider. The GMIB Benefit Base is used to calculate the GMIB described in this GMIB Rider.

On the Transaction Date on which you exercise GMIB, the annual lifetime income that will be provided under the Life Annuity payout will be the greater of (i) the GMIB, and (ii) the amount of income that would be provided by application of the Annuity Account Value as of the Transaction Date to our annuity rates described in the Amount of Annuity Benefits Section of your Contract for the Life Annuity payout. The GMIB Benefit Base, as defined below, is applied to the guaranteed annuity purchase factors shown in Attachment A of this Rider to determine the GMIB.

Other annuity payout options may be available at the time of exercise.

Special Rules Applicable under Joint Owner and Non-Natural Owner Contracts

For Contracts with Non-Natural Owners, lifetime income is guaranteed for the life of the Annuitant. A GMIB that by its terms accumulates to the Contract Date Anniversary following the Owner’s [85th ] birthday will accumulate to the Contract Date Anniversary following the Annuitant’s [85th] birthday. Reference to Owner in this Rider would apply to the Annuitant for purposes of determing GMIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner’s [85th ] birthday will be limited to the Contract Date Anniversary following the Annuitant’s [85th ] birthday. If there are Joint Annuitants named under Contracts with Non-Natural Owners, the GMIB will accumulate to the Contract Date Anniversary following the older Joint Annuitant’s [85th ] birthday. Reference to Owner in this Rider would apply to the older Joint Annuitant for purposes of determing GMIB Payments. Also, any reset will be limited to the Contract Date Anniversary following the [85th ] birthday of the older Joint Annuitant.

For Contracts with Joint Owners, lifetime income is guaranteed for the life of the older Joint Owner. A GMIB that by its terms accumulates to the Contract Date Anniversary following the Owner’s [85th ] birthday will accumulate to the Contract Date Anniversary following the [85th ] birthday of the older Joint Owner. Reference to Owner in this Rider would apply to the older Joint Owner for purposes of determing GMIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner’s [85th] birthday will be limited to the Contract Date Anniversary following the [85th ] birthday of the older Joint Owner.

1.02 Operation of the Guaranteed Minimum Income Benefit

1.02(A) GMIB Benefit Base

Your GMIB Benefit Base is increased by Contributions as described in Part III of your Contract (“Contributions and Allocations”).

Your initial GMIB Benefit Base is equal to your initial Contribution. Thereafter, the GMIB Benefit Base will increase by the dollar amount of any subsequent Contribution and is adjusted for withdrawals as described below. The way we calculate your GMIB Benefit Base is more fully described below.

[The following text applies to Series CP only]

[Credits are not applied to your GMIB Benefit Base. However, Credits are included in your Annuity Account Value. Your Annuity Account Value can increase your GMIB Benefit Base as a result of GMIB Benefit Base resets. Therefore, Credits can indirectly increase your GMIB Benefit Base. ]

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1.02 (A)(1)    GMIB Benefit Base

1.02(A)(1)(A)    Annual Rollup Rate

The Annual Rollup Rate means the effective annual rate specified in the Data Pages. The rollup ends on the Contract Date Anniversary following your [85th] birthday. The Annual Rollup Rate is used to calculate (i) your GMIB Annual Withdrawal Amount and (ii) unless the Deferral Rollup Rate described below applies, your GMIB Annual Rollup Amount. The Annual Rollup Rate applies for purposes of calculating your GMIB Benefit Base in the Contract Year that a withdrawal is made and in all subsequent Contract Years.

1.02(A)(1)(B)    GMIB Annual Withdrawal Amount (“AWA”)

The GMIB AWA for each Contract Year is equal to (i) the GMIB Benefit Base at the beginning of the Contract Year multiplied by (ii) the Annual Rollup Rate. There is no GMIB Annual Withdrawal Amount before the [first] Contract Date Anniversary.

1.02(A)(1)(C)    Deferral Rollup Rate

The Deferral Rollup Rate specified in the Data Pages is used to calculate amounts credited to your GMIB Benefit Base and applies to your GMIB Benefit Base until a withdrawal is made from your Contract or if earlier, the Contract Date Anniversary following your [85th] birthday. Once a withdrawal is made under your Contract, the Deferral Rollup Rate no longer applies for the Contract Year in which a withdrawal is made or for any subsequent Contract Years.

1.02(A)(1)(D)    Annual Rollup Amount

The “Annual Rollup Amount” for purposes of adjusting the GMIB Benefit Base on a Contract Date Anniversary is equal to the GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Annual Rollup Rate plus a prorated Annual Rollup Amount for any Contributions made during the Contract Year. The Annual Rollup Amount is calculated at the beginning of each Contract Year and on the Transaction Date of each Contribution into the Contract.

The prorated Annual Rollup Amount applicable to such Contributions is equal to the full Annual Rollup Amount for the Contribution (that is, the amount resulting from application of the Annual Rollup Rate to the amount of your Contribution) multiplied by a fraction, the numerator of which is the number of days remaining in the Contract Year from the Transaction Date of your Contribution until the Contract Date Anniversary of the same Contract Year, and the denominator of which is the number of days in such Contract Year.

The prorated Annual Rollup Amount in any Contract Year in which (i) the GMIB No Lapse Guarantee is triggered as described in Section 1.04 below, or (ii) GMIB is exercised as described in Section 1.03 below is calculated as follows:

a)	GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Annual Rollup Rate in effect for the first day of the Contract Year multiplied by a fraction, the numerator of which is the number of days elapsed in the Contract Year from the first day of the Contract Year until the No Lapse Guarantee Transaction Date, or the GMIB Exercise Date, whichever is applicable, and the denominator of which is the number of days in such Contract Year, plus

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b)	The amount resulting from application of the Annual Rollup Rate for the first day of the Contract Year to the amount of your Contribution multiplied by a fraction, the numerator of which is the number of days from the Transaction Date of your Contribution until the No Lapse Guarantee Transaction Date, or the GMIB Exercise Date, whichever is applicable and the denominator of which is the number of days in such Contract Year.

[If ATP Endorsement is issued under Contract]

[When a prorated Annual Rollup Amount is required to calculate the GMIB Benefit Base on a Valuation Date (which is described in the Automatic Transfer Program (ATP) Endorsement issued with your Contract), the prorated Annual Rollup Amount is equal to:

a)	GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Annual Rollup Rate in effect for the first day of the Contract Year multiplied by a fraction, the numerator of which is the number of months elapsed in the Contract Year from the first day of the Contract Year until the Valuation Date, and the denominator of which is 12, plus

b)	The amount resulting from application of the Annual Rollup Rate for the first day of the Contract Year to the amount of your Contribution multiplied by a fraction, the numerator of which is the number of months from the Transaction Date of your Contribution until the Valuation Date, and the denominator of which is 12.]

Effect of Withdrawals in your [first] Contract Year on your Annual Rollup Amount

[In the [first] Contract Year, any withdrawal to satisfy a required minimum distribution from your Contract taken through our Automatic RMD Withdrawals Service will not reduce your Annual Rollup Amount.]

Any withdrawal [other than a required minimum distribution taken through our Automatic RMD Withdrawals Service] reduces the Annual Rollup Amount as of the Transaction Date of the withdrawal by the dollar amount of the withdrawal. Such withdrawal will not reduce your Annual Rollup Amount to less than zero. Any permissible Contribution after such withdrawal will provide an Annual Rollup Amount equivalent to that described in the second paragraph of this Section.

1.02(A)(1)(E)    Deferral Rollup Amount

The “Deferral Rollup Amount” for purposes of adjusting the GMIB Benefit Base on a Contract Date Anniversary is equal to the GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Deferral Rollup Rate plus a prorated Deferral Rollup Amount for any Contributions made during the Contract Year. When the Deferral Rollup Rate is in effect, the Deferral Rollup Amount is calculated at the beginning of each Contract Year and on the Transaction Date of each Contribution into the Contract.

The prorated Deferral Rollup Amount is equal to the full Deferral Rollup Amount for the Contribution (that is, the amount resulting from application of the Deferral Rollup Rate to the amount of your Contribution) multiplied by a fraction, the numerator of which is the number of days remaining in the Contract Year from the Transaction Date of your Contribution until the

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Contract Date Anniversary of the same Contract Year and the denominator of which is the number of days in such Contract Year. Once a withdrawal is made under your Contract, no Deferral Rollup Amount adjustment is made to your GMIB Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years.

The prorated Deferral Rollup Amount in any Contract Year in which (i) the GMIB No Lapse Guarantee is triggered as described in Section 1.04 or (ii) GMIB is exercised as described in Section 1.03 below is calculated as follows:

a)	GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Deferral Rollup Rate multiplied by a fraction, the numerator of which is the number of days elapsed in the Contract Year from the first day of the Contract Year until the No Lapse Guarantee Transaction Date, or the GMIB Exercise Date, whichever is applicable, and the denominator of which is the number of days in such Contract Year, plus

b)	The amount resulting from application of the Deferral Rollup Rate to the amount of your Contribution multiplied by a fraction, the numerator of which is the number of days from the Transaction Date of your Contribution until the No Lapse Guarantee Transaction Date, or the GMIB Exercise Date, whichever is applicable and the denominator of which is the number of days in such Contract Year.

[If ATP Endorsement is issued under Contract]

[When a prorated Deferral Rollup Amount is required to calculate the GMIB Benefit Base on a Valuation Date (which is described in the Automatic Transfer Program (ATP) Endorsement issued with your Contract), the prorated Deferral Rollup Amount is equal to:

a)	GMIB Benefit Base on the preceding Contract Date Anniversary (or in the first Contract Year, the Contract Date) multiplied by the Deferral Rollup Rate multiplied by a fraction, the numerator of which is the number of months elapsed in the Contract Year from the first day of the Contract Year until the Valuation Date, and the denominator of which is 12, plus

b)	The amount resulting from application of the Deferral Rollup Rate to the amount of your Contribution multiplied by a fraction, the numerator of which is the number of months from the Transaction Date of your Contribution until the Valuation Date, and the denominator of which is 12.]

1.02(A)(1)(F)    Annual Adjustment of the GMIB Benefit Base with the Annual Rollup Amount

If a withdrawal has been made under your Contract, your GMIB Benefit Base is adjusted annually to equal:

(i)	the GMIB Benefit Base at the beginning of the Contract Year, plus

(ii)	Contributions during the Contract Year, minus

(iii)	any adjustments during the Contract Year for Excess Withdrawals (defined below) during the Contract Year, [including for any required minimum distribution withdrawal not taken through our Automatic RMD Withdrawal Service, in excess of your AWA, minus

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(iv)	the dollar amount of any required minimum distribution withdrawals taken through our Automatic RMD Withdrawal Service (which are not treated as Excess Withdrawals) during the Contract Year to the extent such withdrawals exceed the AWA,] plus

(v)	A) in Contract Year [1], any remaining Annual Rollup Amount and B) in Contract Year [2] and later, the Annual Rollup Amount for the Contract Date Anniversary reduced by the dollar amount of any withdrawals up to the AWA on each Contract Date Anniversary.

1.02(A)(1)(G)    Annual Adjustment of the GMIB Benefit Base with the Deferral Rollup Amount

Prior to taking a withdrawal under your Contract, instead of the adjustment described above, your GMIB Benefit Base is adjusted to equal:

(i)	the GMIB Benefit Base at the beginning of the Contract Year, plus

(ii)	Contributions during the Contract Year, plus

(iii)	the Deferral Rollup Amount for the Contract Date Anniversary on each Contract Date Anniversary.

Once a withdrawal is made under your Contract, no Deferral Rollup Amount adjustment is made to your GMIB Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your GMIB Benefit Base will be made according to the provision above titled “Annual Adjustment of the GMIB Benefit Base with the Annual Rollup Amount.”

1.02(A)(1)(H)    Adjustment of the GMIB Benefit Base for Withdrawals; Excess Withdrawals

Except as provided in the next two paragraphs, a withdrawal reduces the GMIB Benefit Base on a pro-rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your AWA by your Annuity Account Value immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your GMIB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

Beginning [with the second Contract Year], withdrawals during a Contract Year do not reduce the GMIB Benefit Base to the extent that the total of such withdrawals does not exceed the AWA for that Contract Year. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GMIB Benefit Base on the Contract Date Anniversary on a dollar for dollar basis, as described above.

[In any Contract Year, the portion of a required minimum distribution withdrawal that is taken through our Automatic RMD Withdrawal Service (“RMD Withdrawal”) in excess of the AWA that is needed to meet a Required Minimum Distribution reduces the GMIB Benefit Base on a dollar for dollar basis and is not treated as an Excess Withdrawal, as described in the next paragraph.]

“Excess Withdrawal” means the amount of any withdrawal or portion of any withdrawal in a Contract Year that together with all other withdrawals exceeds the AWA for that Contract Year. All withdrawals made prior to [the second Contract Year] are “Excess Withdrawals.” [An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described in Section III.] An Excess Withdrawal may

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reduce future benefits by more than the dollar amount of the excess withdrawal(s). “Future benefits” means your guaranteed minimum income and guaranteed withdrawal benefit for life provided under this Rider, and includes any guaranteed minimum death benefit you have under the Contract . You may contact your authorized financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

1.02(A)(1)(I)    Optional Reset of GMIB Benefit Base

On or within [30] days following the [first] or later Contract Date Anniversary, you may reset your GMIB Benefit Base to equal the Annuity Account Value on that Contract Date Anniversary. The Rollup continues on your reset Benefit Base. When you reset your GMIB Benefit Base, you may not reset the Benefit Base again until the [first] or later Contract Date Anniversary following the reset. Reset is not permitted after the Contract Date Anniversary following your [85th] birthday. A reset is not applicable to your Annuity Account Value.

When you reset your GMIB Benefit Base, you may not exercise GMIB as described in Section 1.03 of this GMIB Rider, until the [10th] Contract Date Anniversary following the reset, or such later date as provided in Section 1.03 of this GMIB Rider. [If you reset your GMIB Benefit Base on or after age [76], notwithstanding anything to the contrary, you may elect a GMIB Exercise Option described in Part II of this GMIB Rider upon your Contract Date Anniversary following your [85th ] birthday.]

1.03  Your GMIB Exercise Options Prior to the Last GMIB Exercise Date

Pursuant to Section 1.01 and 1.02(A)(1)(I), you may exercise GMIB as described in this Section.

[Applicable for Owner issue ages 20 through 44]

[The GMIB may be exercised only within [30] days following each Contract Date Anniversary beginning with the [15th ]or later Contract Date Anniversary . However, it may not be exercised later than the Contract Date Anniversary following your [85th] birthday.]

[Applicable for Owner issue ages 45 through 49]

[The GMIB may be exercised only within [30] days following each Contract Date Anniversary on or after your [60th] birthday. However, it may not be exercised later than the Contract Date Anniversary following your [85th] birthday.]

[Applicable for Owner issue ages 50 through [70]]

[The GMIB may be exercised only within [30] days following each Contract Date Anniversary beginning with the [10th ]or later Contract Date Anniversary . GMIB may not be exercised later than the Contract Date Anniversary following your [85th] birthday.]

A Contract issued with a Qualified Plan endorsement must convert to a traditional IRA Contract in an eligible rollover transaction to exercise the GMIB unless GMIB is automatically exercised as described below in “GMIB No Lapse Guarantee.”

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1.03A    GMIB Exercise Option Upon Rider Charge Increase

If the Cost of this Rider increases as described in Section 3.02 of this Rider, and you do not elect to drop this Rider, you may, exercise GMIB without regard to the waiting periods described above. The [30] day period during which you may exercise GMIB upon such a charge increase varies by Contract Year as follows:

If a Rider Charge Increase Notification Date (described in Section 3.02) occurs during:	Then, you may exercise GMIB during the following period:

Contract Year [1 or 2]	[30] days following the [second] Contract Date Anniversary.

Contract Year [3] and later

the “Rider Drop Period” described in Section V of this Rider.

(This right to exercise GMIB upon a rider charge increase applies to your Contract in addition to the “regular” GMIB Exercise Provision described in Section 1.03 of this Rider.)

Upon expiration of the exercise periods described in the table above, the exercise waiting periods described above the table will resume.

When the supplementary life annuity contract is issued, the Owner of record under this Contract on the GMIB Exercise Date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. [NQ only] [Any Joint Owner, as applicable under this Contract will become the Joint Annuitant under the supplementary contract.] If this Contract is owned by a Non-Natural Owner, the Annuitant [NQ only] [and Joint Annuitant, if applicable,] remains the same under the supplementary life annuity contract.

1.04  GMIB No Lapse Guarantee

Notwithstanding anything to the contrary in the Termination provision of this Contract, if your Annuity Account Value falls to zero on or before the Contract Date Anniversary following your [85th] birthday while this Contract is in force and there have been no withdrawals from your Contract other than as described below under “Conditions of the GMIB No Lapse Guarantee,” then your GMIB will be exercised automatically on the Transaction Date that the Annuity Account Value falls to zero. The annual lifetime income that will be provided under GMIB will be based on your age and the GMIB Benefit Base on the Transaction Date that the Annuity Account Value falls to zero, notwithstanding any waiting period described above in Parts 1.02(A)(1)(H) and 1.03 of this Rider. Annual GMIB payments will be based on a single life annuity and begin within one calendar year after the Transaction Date that the Annuity Account Value falls to zero. You may notify us in writing, within [30] days of your receipt of notice from us stating that your Annuity Account Value has fallen to zero, if you wish to change the frequency of payments.

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Conditions of the GMIB No Lapse Guarantee:

The No Lapse Guarantee described above applies only if there are no withdrawals from your Contract other than:

(i)	Withdrawals due to “Charges Deducted from Annuity Account Value” as described in Contract Section 8.02,

(ii)	Withdrawals in the [first] Contract Year, [and]

(iii)	Withdrawals during a Contract Year that, in aggregate, do not exceed your AWA, [and] [applicable to Traditional IRA]

[(iii)	Withdrawals made under any automatic withdrawal service we offer to meet lifetime required minimum distribution rules under the Code.]

Any withdrawal in excess of the above will cause the GMIB No Lapse Guarantee to terminate. If, due to a reset, your GMIB Benefit Base is increased to an amount that would have prevented a withdrawal processed within [30] days of a Contract Date Anniversary from being an Excess Withdrawal, the No Lapse Guarantee described in this Section will be reinstated. Termination of the No Lapse Guarantee provision does not cause termination of the other provisions of this Rider.

1.05  Your Options on the Last GMIB Exercise Date

Your Contract Date Anniversary following your [85th] birthday is your Last GMIB Exercise Date.

You are provided a [30 day] period beginning on the Contract Date Anniversary following your [85th] birthday to elect one of the following options:

Option 1: exercise GMIB as described in Sections 1.01 and 1.03, or

Option 2: affirmatively elect conversion of this Rider to a GWBL Rider (see Part II), or

Option 3: Terminate this Rider.

If you take no action during this [30 day] period, this GMIB Rider will automatically convert to a GWBL Rider on a single life basis.

The GWBL Rider will become effective as of the Last GMIB Exercise Date. The effective date is the same whether you affirmatively elect this option or upon an automatic conversion. For purposes of the GWBL terms and conditions in Part II of this Rider, your Last GMIB Exercise Date is your “GWBL Conversion Effective Date.”

If you exercise GMIB pursuant to Option 1 above, your GMIB Benefit Base will be adjusted for any withdrawals taken under the Contract during the [30 days] following your Last GMIB Exercise Date.

If (i) you elect Option 2 above, or (ii) your Rider automatically converts to a GWBL Rider, your Guaranteed Minimum Death Benefit as of the GWBL Conversion Effective Date continues to be applicable, however, any withdrawal on or after the GWBL Conversion Effective Date reduces your GMDB on a pro-rata basis.

If you elect to terminate this Rider pursuant to Option 3 above, the effect on your Guaranteed Minimum Death Benefit is described in Section 3.03(B).

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PART II - GWBL Rider

This Rider’s Benefit on and after the GWBL Conversion Effective Date

On the GWBL Conversion Effective Date, this Rider automatically converts to a GWBL Rider. If you have not elected Option 1 or 3 described in Section 1.05 within [30 days] of the GWBL Conversion Effective Date, the terms and conditions of this “Part II – Conversion of this GMIB Rider to a GWBL Rider” apply as of the GWBL Conversion Effective Date.

This Rider provides a Guaranteed Withdrawal Benefit for Life which guarantees that you can receive lifetime withdrawal amounts up to a maximum amount per Contract Year. This GWBL Rider does not provide a Cash Value or any minimum account value.

On your GWBL Conversion Effective Date, the Endorsement Applicable to Special [Money Market] Dollar Cost Averaging terminates. Any program you have in effect on the GWBL Conversion Effective Date terminates on that date. Any amount remaining in the account for Special [Money Market] Dollar Cost Averaging after such a transfer will be transferred to your other Investment Options according to your then current allocation instructions.

Under the Guaranteed Withdrawal Benefit for Life, we guarantee that you will be eligible to receive withdrawals while you are living, even if such withdrawals cause the Annuity Account Value to fall to zero. Withdrawals, for purposes of the Guaranteed Withdrawal Benefit for Life, are your total withdrawals during each Contract Year up to the Guaranteed Annual Withdrawal Amount (as defined below in Part 2.01(F) of this Rider). If the Owner named under the Contract is a Non-Natural Owner, we guarantee such withdrawals for the life of the Annuitant.

If a Successor Owner [NQ only: or Joint Owner] under an individually owned Contract, or a Joint Annuitant under a Contract owned by a Non-Natural Owner, is added after the GWBL Conversion Effective Date to change your Contract to a Joint Life Benefit Contract, we guarantee such withdrawals during the lives of you and such Successor Owner [NQ only: or Joint Owner, as applicable], or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the Guaranteed Withdrawal Benefit for Life are set forth below.

2.01	Definitions and Conditions Applicable to the GWBL Rider

2.01(A)	Joint Annuitant

“Joint Annuitant” means the individual named and added as such to this Contract. The Joint Annuitant must be the spouse of the Annuitant on the GWBL Conversion Effective Date or if added later, the date your spouse is added, but a change may subsequently be made in accordance with Section 2.02 of this Rider.

2.01(B)	Joint Life Benefit Contract

For a Contract which is individually owned, “Joint Life Benefit Contract” means a Contract under which a Successor Owner is added after the GWBL Conversion Effective Date for purposes of establishing a Joint Life Benefit Contract. [NQ only: If your Contract had a spousal Joint Owner before the GWBL Conversion Effective Date, such Joint Owner may be maintained for purposes of establishing this Rider on a Joint Life Benefit basis.] For a Contract owned by a Non-Natural Owner, “Joint Life Benefit Contract” means a Contract under which a Joint Annuitant is added after the GWBL Conversion Effective Date for purposes of establishing a Joint Life Benefit Contract. For Non-Natural Owner Contracts, if your Contract had spousal Joint Annuitants before the GWBL Conversion Effective Date, such Joint Annuitants may be maintained for purposes of establishing this Rider on a joint life benefit basis. [NQ only: A Joint Life Benefit Contract where the Owner is an individual and named with a Successor Owner or Joint Owner may be issued with a Joint Annuitant.]

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A Joint Life may only be added to this Contract at the later of (i) the [30th] day following the GWBL Conversion Effective Date or (ii) the first withdrawal following the GWBL Conversion Effective Date. If your spouse is less than age [70] as of the GWBL Conversion Effective Date, a Joint Life Benefit Contract is not available. If a Joint Life Benefit Contract is elected after the GWBL Conversion Effective Date, a Death Benefit is payable on the second to die of the Owner and the Successor Owner, or for a Contract owned by a Non-Natural Owner, the second to die of the Annuitant and the Joint Annuitant.

2.01(C)	Single Life Benefit Contract

On the GWBL Conversion Effective Date, this Contract is automatically established as a Single Life Benefit Contract. “Single Life Benefit Contract” means where a Contract is individually owned, the Owner determines the Single Life Benefit under this GWBL Rider. [NQ only: For Single Life Benefit Contract where there are Joint Owners, the older of the Owner and the Joint Owner determines the Single Life Benefit under this Rider.] For a Contract owned by a Non-Natural Owner, the Annuitant determines the Single Life Benefit under this GWBL Rider. For a Non-Natural Owner Contract where there were Joint Annuitants prior to the GWBL Conversion Effective Date, the older of the Joint Annuitants determines the Single Life Benefit under this Rider. [NQ only: A Single Life Benefit Contract where the Owner is an individual and named without a Successor Owner may be issued with a Joint Annuitant.]

2.01(D)	Successor Owner

“Successor Owner” means the individual named and added to an individually owned Contract on or after the GWBL Conversion Effective Date for purposes of providing a Joint Life Benefit under this Contract. The Successor Owner must be the spouse of the Owner on the GWBL Conversion Effective Date, or the date added, if later, but a change may subsequently be made in accordance with Section 2.02 of this Rider.

[NQ only: If elected, upon addition to this Rider, a Successor Owner may be provided joint ownership rights.]

2.01(E)	GWBL Benefit Base

Your initial GWBL Benefit Base is determined as of the GWBL Conversion Effective Date. It will be equal to either the Annuity Account Value or the GMIB Benefit Base as of that date, depending on which of the two amounts produces a greater benefit as described below in the definition of Guaranteed Annual Withdrawal Amount. Your GWBL Benefit Base is increased by any “Annual Ratchet,” and it may be reduced by withdrawals that exceed your Guaranteed Annual Withdrawal Amount (“Excess Withdrawals”), as described below.

2.01(F)	Guaranteed Annual Withdrawal Amount (“GAWA”)

Your initial Guaranteed Annual Withdrawal Amount (“GAWA”) is equal to the greater of (i) the Annuity Account Value Applicable Percentage shown in the table below applied to your Annuity Account Value and (ii) the GMIB Benefit Base Applicable Percentages shown in the table below applied to your GMIB Benefit Base. Both these values are determined as of the GWBL Conversion Effective Date.

Single Life Benefit Contract Applicable Percentages: For purposes of determining your initial GAWA, the percentages shown in the Single Life line in the table are used.

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If your initial Applicable Percentage is one of the percentages shown in column B of the table, it will increase to the percentage shown in Column A on any Contract Date Anniversary on which your Benefit Base is increased by an Annual Ratchet.

Joint Life Benefit Contract Applicable Percentages: The Applicable Percentage is based on your age or the age of the Successor Owner [NQ only: or Joint Owner, as applicable], whoever is younger. For a Joint Life Benefit Contract with a Non-Natural Owner, the Applicable Percentage is based on the younger Annuitant’s age. The Applicable Percentages are shown in the Joint Life line for the appropriate age in the table below.

If you change your benefit to a Joint Life Benefit Contract on or after your GWBL Conversion Effective Date, the Applicable Percentage is re-determined as an initial Applicable Percentage as described above.

For Joint Life Benefit Contracts, if the GWBL Benefit Base is increased by an Annual Ratchet after the GWBL Conversion Effective Date, then as of the Contract Date Anniversary for that Annual Ratchet, the Applicable Percentage will be the percentage shown in Column A for the current age of the younger spouse:

	A Applicable Percentage if Annuity Account Value produces a higher GAWA	B Applicable Percentage if GMIB Benefit Base produces a higher GAWA
		B-i*	B-ii*
Single Life (All ages)	[6.0%]	[5.0%]	[4.0%]
Joint Life if younger spouse is:
Age [85+	[5.5%]	[4.0%]	[3.0%]
Ages 80-84	[5.0%]	[3.5%]	[2.5%]
Ages 75-79	[4.5%]	[3.0%]	[2.0%]
Ages 70-74]	[4.0%]	[2.5%]	[1.5%]

*	Column B-i applies if withdrawals began after the Contract Date Anniversary when the Owner was age [64]. Column B-ii applies if withdrawals began on or prior to the Contract Date Anniversary when the Owner was age [64].

Your GAWA may be taken through an Automatic Payment Plan we offer. If you take less than the GAWA in any Contract Year, you may not add the remainder to your GAWA in any subsequent Contract Year.

2.01(G)	Annual Ratchet

Your Benefit Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Benefit Base. An increase in the Benefit Base resulting from that calculation is an Annual Ratchet. If the Benefit Base is increased by such recalculation, your GAWA will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Benefit Base.

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2.01(H)	Excess Withdrawal

An Excess Withdrawal occurs when you withdraw more than your GAWA in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your GAWA, the portion of the amount of that withdrawal that exceeds your GAWA and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

If you make an Excess Withdrawal, we recalculate your Benefit Base and the GAWA, as follows: 1) The Benefit Base is reduced on a pro-rata basis by an Excess Withdrawal on the date of the withdrawal. 2) The GAWA for the next Contract Year is recalculated to equal the Applicable Percentage multiplied by the reset Benefit Base.

An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Contract, including all benefits, without value.

2.01(I)	Effect of your Annuity Account Value Falling to Zero

If either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive payments equal to your GAWA, subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Your GAWA will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner [NQ: or Joint Owner, as applicable,] under a Joint Life Benefit Contract is living. For Contracts with Non-Natural Owners, the GAWA will continue while the Annuitant or the Joint Annuitant under a Joint Life Benefit Contract is living. Unless we agree otherwise, any remaining balance of the GAWA for the Contract Year in which your Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and the GAWA will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Contract will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.

When the supplementary life annuity contract is issued, the Owner of record under this Contract on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner [NQ only: or Joint Owner, as applicable] under this Contract will become the Joint Annuitant under the supplementary contract. If this Contract is owned by a Non-Natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

If you had any remaining Death Benefit as described in Section 2.03 of this Rider on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Contract will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

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2.02    Certain Changes Under Joint Life Benefit Contracts

2.02(A)    Change of Successor Owner [NQ only: ,Joint Owner] or Joint Annuitant

Before a Withdrawal has been made and after the GWBL Conversion Effective Date, (i) you may change any Successor Owner [NQ only: or Joint Owner, as applicable,] named under this Contract to your current spouse, or (ii) the Joint Annuitant named under this Contract may be changed to the Annuitant’s current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change. This change may only be made before the first withdrawal has been made after the [30th] day following the GWBL Conversion Effective Date.

2.02(B)    Conversion to a Single Life Benefit Contract

(i)	Before the first withdrawal has been made after the [30th ] day following the GWBL Conversion Effective Date, upon (i) the death of your spouse or (ii) your divorce, you may terminate the Successor Owner [NQ only: or Joint Owner] provision of this Contract, as applicable, by written notice satisfactory to us. Under a Contract with a Non-Natural Owner, the Joint Annuitant provisions of this Contract may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or if you are a Non-Natural Owner, to the Annuitant’s life, and we will adjust the Applicable Percentage shown in Section 2.01(F) of this GWBL Rider prospectively to the single life Applicable Percentage for Contracts of the same class as yours. The Applicable Percentage described in Section 2.01(F) of this GWBL Rider will be based on your age, or, if you are a Non-Natural Owner, the Annuitant’s age. Once the Successor Owner [NQ only: ,Joint Owner] or Joint Annuitant provisions have been terminated, a new Successor Owner, [NQ only: Joint Owner] or Joint Annuitant may not be named.

(ii)	If a Withdrawal has been made after the [30th] day following the GWBL Conversion Effective Date, upon (i) the death of your spouse or (ii) your divorce, you may terminate the Successor Owner [NQ only: or Joint Owner] provision, as applicable, or if you are a Non-Natural Owner, the Joint Annuitant provision of this Contract. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or, if the Contract is owned by a Non-Natural Owner, the Annuitant’s life; however, we will not adjust the Applicable Percentage shown in Part 2.01(F) of this GWBL Rider to the Single Life Applicable Percentage. Your Applicable Percentage will be based solely on your age once such termination has taken place, or if you are a Non-Natural Owner, the Annuitant’s age using the Joint Life Applicable Percentage. Once the Successor Owner [NQ only: ,Joint Owner] or Joint Annuitant provisions have been terminated, a new Successor Owner [NQ only: ,Joint Owner] or Joint Annuitant may not be named.

2.02(C)    Contracts Divided By Court Order

If the terms of a court ordered divorce decree (“Court Order”) require you to divide the Contract, we will divide the Contract as near as is practicable in accordance with the Order. In order to do so, we will withdraw amounts from your Annuity Account Value and establish a new single life benefit contract for your former spouse provided that this Contact and Rider are still available for new business and your former spouse meets the eligibility requirements for purchasing a new contract and benefit. If your former spouse does not meet the eligibility requirements then we will pay the withdrawn amount to your former spouse in a single sum.

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Subject to the provisions set forth below, you will retain your Contract, however, it will now be a Single Life Benefit Contract.

Any withdrawal made for purposes of establishing a Contract for your former spouse will reduce your GWBL Benefit Base and is subject to the terms of Section 2.01(H).

The initial GWBL Benefit Base under the contract established for your former spouse will be equal to the amount withdrawn from your Contract.

(i)	If we divide the Contract, as described above, before any Withdrawal has been made and after the GWBL Conversion Effective Date, the Applicable Percentage for each Contract will be adjusted prospectively to the single life Applicable Percentage and will be based on each respective individual’s age at first withdrawal and any subsequent Annual Ratchet.

(ii)	If we divide the Contract, as described above, after any Withdrawal has been made under your original Contract after the [30th] day following the GWBL Conversion Effective Date, the Joint Life Applicable Percentage will remain in effect for each Contract. The Joint Life Applicable Percentage that was in effect at the time we divide the Contract may increase at the time an Annual Ratchet occurs based on each respective individual’s age under their respective Contract.

2.03    Effect of Death

2.03(A)    Beneficiary

You give us the name of the beneficiary who is to receive any death benefit payable upon the “Last Applicable Death” under this Contract (“Beneficiary”).

“Last Applicable Death” means:

For a Single Life Benefit Contract where the Owner is an individual, the Last Applicable Death is the death of the Owner. [NQ only: For a Single Life Benefit Contract with Joint Owners, the Last Applicable Death is the death of the older Joint Owner.] For a Non-Natural Owner Single Life Benefit Contract, the Last Applicable Death is the death of the Annuitant. For a Non-Natural Owner Single Life Benefit Contract with Joint Annuitants, the Last Applicable Death is the death of the older Joint Annuitant.

Notwithstanding anything to the contrary in any optional Guaranteed Minimum Death Benefit Rider you may have been issued, on or after the GWBL Conversion Effective Date, for a Joint Life Benefit Contract where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner [NQ only: or Joint Owner, as applicable], provided that the Owner and Successor Owner [NQ only: or Joint Owner, as applicable], were married at the time of the first death. For a Non-Natural Owner Joint Life Benefit Contract, the Last Applicable Death is the death of the second to die of the Annuitant and Joint Annuitant, provided that the Annuitant and Joint Annuitant were married at the time of the first death.

For a Joint Life Benefit Contract where the Owner and Successor Owner [NQ only: or Joint Owner, as applicable], or Annuitant and Joint Annuitant, as applicable, are no longer married at the time of the first death, the Payment Upon Death Rules described below apply.

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2.03(B)    Payment Upon Death

Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section 7.01, we will pay a death benefit to the Beneficiary and subject to the conditions set forth in the tables below and any applicable endorsement.

Upon the Last Applicable Death while withdrawals are being made under a supplementary contract as described in Section 2.01( I) of this Rider and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

The Death Benefit amount is determined by comparing the Annuity Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner, adjusted for any subsequent withdrawals. The greater amount is payable as the Death Benefit. Your Guaranteed Minimum Death Benefit as of the Contract Date continues to be applicable as of the GWBL Conversion Effective Date.

[The following text will appear for NQ Contracts only ]

[2.04    Effect Of Divorce On Required Payments At Death

If in accordance with the Section 2.01(B) of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Contract becomes a Joint Life Benefit Contract with joint ownership rights in the Successor Owner, the Owner and Successor Owner, or Joint Owner, as applicable, subsequently divorce, and the Contract is not split, then the following applies on the death of the first to die of the Owner or the Successor Owner or Joint Owner, as applicable, before a supplementary contract has been issued. (The following also applies at the first death of a Single Life Benefit Contract with Joint Owners Contract who are not spouses.)

1.	Payments will be made to the surviving Owner or Successor Owner or Joint Owner, as applicable, not the Beneficiary. Payments will only be made to the Beneficiary if the surviving Owner or Successor Owner or Joint Owner, as applicable, also dies before the entire interest in the Contract is fully distributed.

2.	As described in the Endorsement Applicable to Non-Qualified Contracts, the entire interest in the Contract must be distributed within five years after the first death, unless the surviving Owner or Successor Owner (or Joint Owner, as applicable) elects to take the alternative payments in the form of a life annuity or installment option for a period of not longer than life expectancy, beginning within one year after the first death. The surviving Owner or Successor Owner (or Joint Owner, as applicable) may elect the NQ Beneficiary Continuation Option described in your Contract.

3.	If the surviving Owner or Successor Owner (or Joint Owner, as applicable) elects to take the entire interest in the Contract within five years after the first death, then he/she has the option to terminate this Rider on or after the GWBL Conversion Effective Date and the related charge on written request to us.

On the death of either the Owner or the Successor Owner (or Joint Owner, as applicable) after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract to the surviving Annuitant or Joint Annuitant, not the Beneficiary. Payments will only be made to the Beneficiary if the surviving Annuitant or Joint Annuitant also dies before the entire interest in the Contract is fully distributed.

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If in accordance with the Section 2.01(B) of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Contract becomes a Joint Life Benefit Contract without joint ownership rights in the Successor Owner, the Owner and Successor Owner subsequently divorce, and the Contract is not split, then the following applies on the death of the Owner before a supplementary contract has been issued. If the Successor Owner is the first to die, there is no effect on the payments.

1.	Payments will be made to the surviving Successor Owner, not the Beneficiary.

2.	As described in the Endorsement Applicable to Non-Qualified Contracts, the entire interest in the Contract must be distributed within five years after the Owner’s death, unless the surviving Successor Owner elects to take the alternative payments in the form of a life annuity or installment option for a period of not longer than life expectancy, beginning within one year after the Owner’s death. The surviving Successor Owner may elect the NQ Beneficiary Continuation Option described in your Contract.

3.	If the surviving Successor Owner elects to take the entire interest in the Contract within five years after the Owner’s death, then he/she has the option to terminate this Rider and the related charge on written request to us.

On the death of the Owner after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract.]

[The following text will appear for IRA Contracts only.]

[2.04    Effect of Divorce on Required Payments at Death:

If in accordance with the Section 2.01(B) of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Owner and Successor Owner subsequently divorce, and the Contract is not split, then the following applies on the death of the Owner before a supplementary contract has been issued. On your death after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract.

A.	Payments will be made to the surviving Successor Owner, not the Beneficiary, in accordance with “Minimum Distribution Rules – Required Payments After Death.” described in your Contract.

B.	The surviving Successor Owner may elect the Beneficiary Continuation Option described in your Contract.

C.	If the surviving Successor Owner elects to take distribution of the entire interest in the Contract by the end of the calendar year containing the fifth anniversary of your death, then he/she has the option after the GWBL Conversion Effective Date to terminate this Rider written request to us.

If the former spouse named as the Successor Owner is the first to die, there is no effect on the payments.]

2.05    Effect of Death on your Guaranteed Minimum Death Benefit (“GMDB”) Rider

Under a Joint Life Benefit Contract upon the older spouse’s death prior to the Contract Maturity Date, the following provisions apply if an optional Guaranteed Minimum Death Benefit Rider is issued with this Contract. For purposes of this section reference to “original Owner” means the older spouse:

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A.	If the surviving spouse is age [65/80] or younger on the date of death of original Owner and the Owner was [85] or older at death, the GMDB will continue to grow according to its terms [and based on the Annual Rollup Rate in effect immediately prior to your GWBL Conversion Effective Date] until the Contract Date Anniversary following the date the surviving spouse reaches age [85].

B.	If the surviving spouse is age [66/81] or older on the date of the Owner’s death, the optional GMDB elected by the original Owner will continue, however, we will not reinstate any rollup or ratchet feature.

C.	[If the optional GMDB continues, the GMDB rollup benefit base reset, if applicable, will no longer be in effect. ]

When a Death Benefit becomes payable under certain circumstances described in your [Market Segment] Endorsement, an election may be made to instead continue the Contract under Spousal Continuation or our Beneficiary Continuation Option (“BCO”). The availability of Spousal Continuation and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of [NQ only: Joint Owner and ] Successor Owner under Joint Life Benefit Contracts owned by an individual and Joint Annuitant under Joint Life Benefit Contracts owned by a Non-Natural Owner.

If death occurs before the Annuity Account Value falls to zero and before an Annuity Benefit is elected:

Effect of Death on a Single Life Contract:
If the deceased is the	And	And	Then
1. Owner	Is also the Annuitant or Joint Annuitant, if applicable	The Beneficiary is the surviving spouse	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; Spouse may elect Spousal Continuation or BCO without the Guaranteed Withdrawal Benefit for Life.

2. Owner	Is also the Annuitant or Joint Annuitant, if applicable	The Beneficiary is not the surviving spouse	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; the beneficiary may elect BCO without the Guaranteed Withdrawal Benefit for Life.

3. Owner	Annuitant or Joint Annuitant, if applicable, is living	Beneficiary is spouse	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; the beneficiary may elect Spousal Continuation or BCO without the Guaranteed Withdrawal Benefit for Life.

4. Owner	Annuitant or Joint Annuitant, if applicable, is living	Beneficiary is non-spouse	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; the beneficiary may elect BCO without the Guaranteed Withdrawal Benefit for Life.

5. Annuitant (under a single Annuitant Contract)	The Owner is living		The Owner becomes the new Annuitant and the Contract and Guaranteed Withdrawal Benefit for Life continue. Death Benefit is not payable until the death of the Owner.

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6. First to die of the Annuitant and Joint Annuitant	The Owner is living		The Contract and Guaranteed Withdrawal Benefit for Life continue with a single Annuitant. Death Benefit is not payable until the death of the Owner.

7. Second to die of the Annuitant and Joint Annuitant	The Owner is living		The Owner becomes the new Annuitant and the Contract and Guaranteed Withdrawal Benefit for Life continue. Death Benefit is not payable until the death of the Owner.

8. Annuitant	Owner is Non-Natural	Beneficiary is the spouse of the annuitant	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; Spouse may elect Spousal Continuation or BCO and continue the Contract without the Guaranteed Withdrawal Benefit for Life.

9. Annuitant	Owner is Non-Natural	Beneficiary is not the spouse of the annuitant	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; beneficiary, if eligible, may elect BCO without the Guaranteed Withdrawal Benefit for Life.

10. [Older Joint Owner]	[The younger Owner is living]		Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; spousal surviving Joint Owner may elect Spousal Continuation or BCO without the Guaranteed Withdrawal Benefit for Life. If the Joint Owners are not spouses, only BCO without the GWBL may be elected or in accordance with the Section 2.03(B) of this Rider and the Endorsement Applicable to Non-Qualified Contracts, amounts must be distributed from the Contract as provided under the “One Year and Five Year Rule.

11. [Younger Joint Owner]	Older Owner is living	Owners are spouses.	The Contract and Guaranteed Withdrawal Benefit for Life continue with a single Owner. Death Benefit is not payable until the death of the older Owner.

12. [Younger Joint Owner]	Older Owner is living.	Owners are not spouses.	In accordance with the Endorsement Applicable to Non-Qualified Contracts, amounts must be distributed from the Contract as provided under the “One Year and Five Year Rule”; BCO without the Guaranteed Withdrawal Benefit for Life is available as well.

13. Older Joint Annuitant	The younger Annuitant is living	Owner is Non-Natural	Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; Spouse may elect Spousal Continuation or BCO without the Guaranteed Withdrawal Benefit for Life.

14. Younger Joint Annuitant	Older Annuitant is living	Owner is Non-Natural	The Contract and Guaranteed Withdrawal Benefit for Life continue with a single Annuitant. Death Benefit is not payable until the death of the older Annuitant.

[NQ only] [For purposes of the following table, the term “Joint Owner” may be substituted with the term “Successor Owner” as the Effect of Death on these parties to the Contract is the same. ]

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Effect of Death on a Joint Life Contract:
If the deceased is the	And	And	Then
1. Owner	Is also the Annuitant	The Successor Owner is living

The Successor Owner becomes the sole Owner and the new Annuitant. The Contract and Guaranteed Withdrawal Benefit for Life continue. Death Benefit is not payable until the death of the Successor Owner.

•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the Successor Owner’s life only.

•       If no withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a Single Life Applicable Percentage prospectively.

2. Owner	The Annuitant is living	The Successor Owner is also living

The Successor Owner becomes the sole Owner. The Contract and Guaranteed Withdrawal Benefit for Life continue. Death Benefit is not payable until the death of the Successor Owner.

•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the Successor Owner’s life only.

•       If no withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a Single Life Applicable Percentage prospectively.

3. Owner	The Successor Owner is also dead	The Annuitant is living	The Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; the Beneficiary may elect BCO without the Guaranteed Withdrawal Benefit for Life. If the Beneficiary is the new spouse of the second to die, then Spousal Continuation may be elected.

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Effect of Death on a Joint Life Contract:
If the deceased is the	And	And	Then
4. Successor Owner	The Owner is living	The Annuitant is living

•       The Guaranteed Withdrawal Benefit for Life continues.

•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage based on the Owner’s age, and with withdrawals over the Owner’s life only.

•       If no withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date:

•       The owner may name a new spouse as Successor Owner; Applicable Percentage will be based on the age of the younger spouse as of the GWBL Conversion Effective Date.

•       The Owner may also choose to continue the Contract as a Single Life. The Applicable Percentage will be adjusted to a Single Life Percentage prospectively.

5. Annuitant (under a single Annuitant Contract)	Owner is living	Successor Owner is also living	The Guaranteed Withdrawal Benefit for Life continues. The Owner becomes the new Annuitant and the Contract and Guaranteed Withdrawal Benefit for Life continue. The Death Benefit is not paid until the death of both the Owner and the Successor Owner.

6. First to die of Annuitant and Joint Annuitant	Owner is living	Successor Owner is also living	The Contract and Guaranteed Withdrawal Benefit for Life continue with a single Annuitant. The Death Benefit is not paid until the death of both the Owner and the Successor Owner.

7. Second to die of Annuitant and Joint Annuitant	Owner is living	Successor Owner is also living	The Guaranteed Withdrawal Benefit for Life continues. The Owner becomes the new Annuitant and the Contract and Guaranteed Withdrawal Benefit for Life continue. The Death Benefit is not paid until the death of both the Owner and the Successor Owner.

8. Annuitant (under a single Annuitant Contract)	Owner also dies	Successor Owner is living

The Successor Owner becomes the sole Owner and the new Annuitant. The Contract and Guaranteed Withdrawal Benefit for Life continue. The Death Benefit is not payable until the death of the Successor Owner.

•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the Successor Owner’s life only.

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Effect of Death on a Joint Life Contract:
If the deceased is the	And	And	Then
• If no withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a single life Applicable Percentage, prospectively.

9. First to die of Annuitant and Joint Annuitant	Owner also dies	Successor Owner is living

The Successor Owner becomes the sole Owner. The Contract and Guaranteed Withdrawal Benefit for Life continue with a single Annuitant. The Death Benefit is not payable until the death of the Successor Owner.

•       If a Withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the Successor Owner’s life only.

•       If no Withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a Single Life Applicable Percentage, prospectively.

10. Second to die of Annuitant and Joint Annuitant	Owner also dies	Successor Owner is living

The Successor Owner becomes the sole Owner and the new Annuitant. The Contract and Guaranteed Withdrawal Benefit for Life continue. The Death Benefit is not payable until the death of the Successor Owner.

•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the Successor Owner’s life only.

•       If no Withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a Single Life Applicable Percentage, prospectively.

11. Annuitant	Owner is Non-Natural	Joint Annuitant is living	The Guaranteed Withdrawal Benefit for Life continues. The Joint Annuitant becomes the sole Annuitant and Contract continues. The Death Benefit is not paid until the death of the second Annuitant.

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•       If a withdrawal has already been taken, after [30 days] following the GWBL Conversion Effective Date, the Contract continues with the Joint Life Applicable Percentage (based on the Successor Owner’s age) and with withdrawals over the remaining Joint Annuitant’s life only.

•       If no withdrawals have been taken, after [30 days] following the GWBL Conversion Effective Date, the Applicable Percentage will be adjusted to a Single Life Applicable Percentage, prospectively.

12. Both Joint Annuitants	Owner is Non-Natural	The Guaranteed Withdrawal Benefit for Life ends and Death Benefit is payable; the Beneficiary, if eligible, may elect BCO without the Guaranteed Withdrawal Benefit for Life.

If death occurs while the Guaranteed Withdrawal Benefit for Life is being paid after the Annuity Account Value falls to zero (see Section 2.01(I) of this Rider):

Effect of Death on a Single Life Supplementary life annuity contract:
If the deceased is the	And	Then
1. Owner/Annuitant		Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

2. Annuitant	Owner is Non-Natural	Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

Effect of Death on a Joint Life Supplementary life annuity contract:
If the deceased is the	And	Then
1. Owner/Annuitant	The Joint Annuitant is living

•    The Joint Annuitant becomes the sole Owner. Payments continue to the Joint Annuitant until his/her death.

•    If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

2. Joint Annuitant	The Owner/Annuitant is living	• Contract continues with payments made to the Owner/Annuitant. • If the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

3. Owner/Annuitant	The Joint Annuitant also dies	• Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

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Effect of Death on a Joint Life Supplementary life annuity contract:
If the deceased is the	And	Then
4. Annuitant	Owner is Non-Natural and the Joint Annuitant is living

•    The Joint Annuitant becomes the sole Annuitant and payments continue to the Non-Natural Owner until the surviving Joint Annuitant’s death.

•    If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends

5. Both Joint Annuitants	Owner is Non-Natural	• Any remaining Death Benefit will be paid to the beneficiary in a single sum and the Contract ends.

6. Owner/Annuitant (under a Contract split after divorce)	The Joint Annuitant is living

•    The Beneficiary becomes the Owner of the Contract for purposes of receiving payments. Payments the deceased had been receiving will now be made to the Beneficiary until the death of the Joint Annuitant.

•    When the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

7. Joint Annuitant (under a Contract split after divorce)	Owner/Annuitant is living	• Contract continues with payments made to the Owner/Annuitant. • When the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.

If you have elected an Annuity Benefit under Part VII of the Contract and the Annuitant under that Benefit dies, the terms and conditions of the applicable Benefit apply.

PART III – ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO THIS RIDER

3.01    Maturity Date Options under this Rider and GWBL Exercise Upon a Rider Charge Increase

The following provision is added to the Maturity Date Section of your Data Pages and becomes effective on or after the GWBL Conversion Effective Date unless GWBL is otherwise terminated prior to the Maturity Date.

If you elect a life only form of Annuity Benefit as set forth in Part VII of the Contract, a supplementary contract will be issued and we will provide annual periodic payments that are not less than the GAWA as of the Maturity Date while you (and any Joint Owner if applicable) are living. If you fail to elect an option within [30] days following your Maturity Date, we will issue to you an Annuity Benefit under which payments will not be less than the amount described in the previous sentence. The annuity payout will be the higher of: (1) the GAWA and (2) the amount that you would have received if the Annuity Account Value had been applied to a life annuity, using either (a) the guaranteed annuity rates specified in Part VII of the Contract, or (b) the applicable current individual annuity rates as of the Contract Date Anniversary, applying the rate that provides a greater benefit to the payee. Any death benefit you have under the Contract will no longer be in effect. You will not be permitted to make any additional withdrawals.

If the Cost of this Rider increases on or after the GWBL Conversion Effective Date, as described in Section 3.02, and you do not elect to drop this Rider, you may exercise GWBL. You may request that amounts under your Contract be applied to an annuity payout as described in the prior paragraph. You may exercise GWBL during the “Rider Drop Period” described below in Section 3.02 of this Rider.

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3.02    The Cost of this Rider

[If GMIB I is elected]

The current charge for this benefit is [1.15%] of the GMIB Benefit Base and [1.15%] of the GWBL Benefit Base after the GWBL Conversion Effective Date. The maximum charge of the GMIB Benefit Base and the GWBL Benefit Base after the GWBL Conversion Effective Date is [2.30%] of the Rider’s Benefit Base.

We may increase or decrease the charge for this benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [30] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for this Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

Unless you have terminated this Rider, we will determine and, deduct the above charge(s) annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect. We will deduct the above charges for the portion of any Contract Year in which this benefit is terminated pursuant to Section 3.03 of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. . If the Rider charge changes and this Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special [Money Market] Dollar Cost Averaging.

3.03    Termination Of This GMIB with GWBL Rider

This Rider may be terminated on either an automatic or voluntary basis as described in the following paragraphs.

3.03(A)    Automatic Termination of this Rider:

Prior to the GWBL Conversion Effective Date, this Rider will terminate automatically if: (i) the Contract terminates because the Annuity Account Value has fallen to zero and the No Lapse Guarantee described in this rider is not applicable, or (ii) you elect to terminate this Rider.

This Rider will terminate automatically if an Excess Withdrawal reduces your Annuity Account Value to zero.

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Also, this Rider will automatically terminate if

(i)	the Contract is continued under the Beneficiary Continuation Option, if applicable, or

(ii)	amounts under the Contract are applied to an annuity benefit including exercise of GMIB, or

(iii)	except as provided below, you change the Owner of the Contract, or

(iv)	you make an assignment of this Contract or any of the rights under this Contract, or

(v)	termination is required by an endorsement to your Contract, or (vi) the Contract terminates.

In accordance with clauses (iii) and (iv) in the immediately preceding paragraph, this Rider will not terminate if any of the following occurs:

1.	a Contract owned by a Non-natural Owner, if the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

2.	a Contract owned by an individual, if the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, civil union partner, parent, child, adopted child, step child, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.

3.	You divorce, and a) in accordance with your divorce decree, your former spouse is awarded 100% of the Annuity Account Value under your Contract, and b) your former spouse meets the age requirements for this Rider on the date the Owner/Annuitant under this Contract is changed from you to your former spouse.

3.03(B)    Voluntary Termination of this Rider:

In accordance with Section 1.05 you may terminate this Rider voluntarily after the GWBL Conversion Effective Date. Prior to the GWBL Conversion Effective Date, you may terminate this Rider voluntarily provided that all Withdrawal Charges have expired under your Contract. Also, if the Cost of this Rider changes as described in Section 3.02, you may terminate this Rider without regard for the waiting period described in this Section.

Effect of Termination of this Rider on your Guaranteed Minimum Death Benefit

[Contracts issued with the “Greater of” GMDB Rider]

[Upon termination of this Rider prior to the Last GMIB Exercise Date, your “Greater of” GMDB Rider will automatically terminate. Your GMDB under the Contract will then be re-characterized as a “Return of Principal” GMDB as described in Section 6.02 of the Contract, as if that death benefit was applicable with this Contract as of the Contract Date.

Upon termination of this Rider on the Last GMIB Exercise Date, or [30] days thereafter, your “Greater of” GMDB remains in effect and withdrawals reduce your GMDB Benefit Base as described in Section 1.06 of that Rider.]

[Contracts issued with the “Highest Anniversary Value (HAV)” GMDB Rider]

[Upon termination of this Rider prior to the Last GMIB Exercise Date, your HAV GMDB Rider will remain in effect, however, withdrawals will reduce your GMDB on a pro-rata basis beginning as of the Transaction Date you terminate your GMIB Rider.

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Upon termination of this Rider on the Last GMIB Exercise Date, or [30 days thereafter], your HAV GMDB is retained and withdrawals reduce your GMDB Benefit Base as described in Part III of that Rider.]

Upon termination of this Rider, the Last Applicable Death under this Contract becomes the older of the Owner and Successor Owner [NQ only: or Joint Owner, as applicable]. For Contracts with a Non Natural Owner, the Last Applicable Death becomes the older of the Annuitant and Joint Annuitant.

The Successor Owner [NQ only: or Joint Owner, as applicable,] supersedes the Beneficiary for purposes of the Death Benefit provision under the Contract. Payment of the Death Benefit will be made to the surviving Owner or Successor Owner [NQ only: or Joint Owner, as applicable,], not the Beneficiary. Payment of the Death Benefit will only be made to the Beneficiary if the surviving Owner or Successor Owner [NQ only: or Joint Owner, as applicable,] also dies before the entire interest in the Contract is fully distributed. For Contracts with Non-Natural Owners, payment of the Death Benefit will be made to the surviving Annuitant or Joint Annuitant, not the Beneficiary. Payment of the Death Benefit will only be made to the Beneficiary if the surviving Annuitant or Joint Annuitant also dies before the entire interest in the Contract is fully distributed.

Upon the termination of this Rider, the charge for the Benefit, as shown in Section 3.02 of this Rider, ends.

3.04    Endorsements Applicable to this GMIB with GWBL Rider

[This GMIB with GWBL Rider is subject to the transfer rules described in the Endorsement Applicable to Asset Transfer Program Endorsement.]

[Amounts allocated to your Contract when this Rider is elected are subject to the terms and conditions of the Endorsement Applicable to Investment Options, as described therein.]

3.05    Reports and Notices

At least once each year until the Maturity Date, we will send you a report showing, as applicable: the GMIB Benefit Base and the related AWA or the GWBL Benefit Base and the related GAWA described in this Rider.

A report as described above or any written notice as described in any other Section will be satisfied by our mailing any such report or notice to your last known address as shown in our records.

Notices sent to us will not be effective until received at the Processing Office. Your Contract Number should be included in all correspondence.

AXA EQUITABLE LIFE INSURANCE COMPANY

[		[

	Mark Pearson, Chairman of the Board and Chief Executive Officer]		Karen Field Hazin, Vice President, Secretary and Associate General Counsel]

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Guaranteed Minimum Income Benefit Table of Guaranteed Annuity - Purchase Factors For Initial Level Annual Income Annual Rates Based on the Application of $100 Purchase Factors

	Life Only
Age	Male	Female
[60	2.96	2.80
61	3.01	2.84
62	3.07	2.89
63	3.13	2.95
64	3.19	3.00
65	3.25	3.06
66	3.32	3.12
67	3.39	3.18
68	3.47	3.25
69	3.54	3.32
70	3.62	3.39
71	3.71	3.47
72	3.80	3.55
73	3.89	3.64
74	3.99	3.72
75	4.09	3.82
76	4.19	3.92
77	4.31	4.02
78	4.42	4.13
79	4.55	4.24
80	4.68	4.37
81	4.81	4.49
82	4.96	4.63
83	5.11	4.77
84	5.27	4.92
85	5.43	5.08	]

[The amount of income provided under an Annuity Benefit payable on the Life Annuity Form is based on 1.00% interest and mortality equal to 36% for males and 36% for females of the Annuity 2000 Mortality Table projected at 1.15% for males and 1.35% for females for a number of years equal to attained age minus 20, but not less than 30.]

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